Exhibit 5.1
[Letterhead of Conyers Dill & Pearman]
16 November 2010
Matter No.: 875064
Doc Ref: DML/cw/344196
Tel: (852) 2842 9511
E-mail: David.Lamb@conyersdill.com
The Directors
VanceInfo Technologies Inc.
3/F, Building 8, Zhongguangcun Software Park
Haidian District
Beijing 100193
People’s Republic of China
Dear Sirs
Re: VanceInfo Technologies Inc. (the “Company”)
We have acted as special legal counsel in Cayman Islands to the Company in connection with a registration statement on form F-3 to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about 16 November, 2010 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the automatic shelf registration under the Securities Act (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) for the issuance and sale from time to time by the Company of ordinary shares, par value US$0.001 each (the “Ordinary Shares”) in the form of American Depository Shares.
For the purposes of giving this opinion, we have examined and relied upon copies of the following:
(i)	the Registration Statement; and

(ii)	a draft prospectus (the “Prospectus”) contained in the Registration Statement.
We have also reviewed the memorandum and articles of association of the Company, a certificate of good standing issued by the Registrar of Companies in relation to the Company on 3 November, 2010, copy of the minutes of a meeting of the board of directors of the Company held on 11 November, 2010 (the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) the validity and binding effect under the laws of the United States of America and each State thereof of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission, (h) that the Memorandum and Articles of Association of the Company will not be amended in any manner that would affect the opinions expressed herein, (i) that the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Ordinary Shares at the time of issuance pursuant to the Registration Statement, and (j) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for as contemplated by the Registration Statement and registered in register of members of the Company the Ordinary Shares (other than any Ordinary Shares already in issue) will be validly issued, fully paid and non-assessable (which term when used herein means that no further amounts are required to be paid by the holders thereof in connection with the issue of such shares).
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
/s/ Conyers Dill & Pearman

Conyers Dill & Pearman